HUDSON PACIFIC PROPERTIES, INC.
FIRST QUARTER 2012
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Prospectus filed with the Securities and Exchange Commission on April 27, 2011. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Prospectus dated April 27, 2011. In light of these risks and uncertainties, any forward-looking events described herein or in Hudson Pacific Properties, Inc.'s May 2012 conference call may not occur.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter	Patrick Whitesell	Howard S. Stern
Managing General Partner, Clarity Partners L.P.	Co-Chief Executive, WME Entertainment	President, Hudson Pacific Properties, Inc.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Alexander Vouvalides
EVP, Operations and Development	EVP, Finance	SVP, Acquisitions

Harout Diramerian	Kay Tidwell	Elva Hernandez
Chief Accounting Officer	EVP, General Counsel	Operational Controller
INVESTOR RELATIONS
Addo Communications (310) 829-5400 Email Contact: lasseg@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	15
Office properties square feet (in thousands)	3,583
Office properties leased rate as of March 31, 2012(1)	91.2%
Office properties occupied rate as of March 31, 2012(1) (2)	89.2%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	878
Media & entertainment occupied rate as of March 31, 2012(3)	69.2%

Number of land assets owned	4
Land assets square feet (in thousands)(4)	1,447

Market capitalization (in thousands):
Total debt(5)	$359,277
Series A Preferred Units	12,475
Series B Preferred Stock	145,000
Common equity capitalization(6)	551,542
Total market capitalization	$1,068,294
Debt/total market capitalization	33.6%
Series A preferred units & debt/total market capitalization	34.8%
Common stock data (NYSE:HPP):
Range of closing prices(7)	$ 13.62-16.01
Closing price at quarter end	$15.13
Weighted average fully diluted shares\units outstanding (in thousands)(8)	36,454
Shares of common stock\units outstanding on March 31, 2012 (in thousands)(9)	36,454
__________________________

(1)
Office properties leased rate and occupied rate includes the approximately 50,000 square-foot vacant 275 Brannan property, which the Company is in the process of renovating in anticipation of re-tenanting. Excluding 275 Brannan, the office properties leased rate and occupied rate was 92.5% and 90.5%, respectively.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended March 31, 2012.

(4)	Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(5)	Total debt excludes non-cash loan premium/discount.

(6)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(7)	For the quarter ended March 31, 2012.

(8)
For the quarter ended March 31, 2012. Diluted shares represent ownership in our company through shares of common stock, OP Units and other convertible instruments. Diluted shares do not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

(9)
This amount represents fully diluted common shares and OP units (including unvested restricted shares) at March 31, 2012, and does not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	March 31, 2012	December 31, 2010
ASSETS
Total investment in real estate, net	$1,001,034	$1,007,175
Cash and cash equivalents	21,858	13,705
Restricted cash	10,175	9,521
Accounts receivable, net	8,069	8,963
Straight-line rent receivables	12,364	10,801
Deferred leasing costs and lease intangibles, net	78,940	84,131
Deferred finance costs, net	5,293	5,079
Interest rate contracts	437	164
Goodwill	8,754	8,754
Prepaid expenses and other assets	13,576	4,498
TOTAL ASSETS	$1,160,500	$1,152,791

LIABILITIES AND EQUITY
Notes payable	$361,051	$399,871
Accounts payable and accrued liabilities	14,448	12,469
Below-market leases	21,503	22,861
Security deposits	6,136	5,651
Prepaid rent	6,829	10,795
TOTAL LIABILITIES	409,967	451,647

6.25% series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares and 3,500,000 shares outstanding at March 31, 2012 and December 31, 2011, respectively	145,000	87,500
Common Stock, $0.01 par value 490,000,000 authorized, 33,998,498 shares and 33,840,854 shares outstanding at March 31, 2012 and December 31, 2011, respectively	340	338
Additional paid-in capital	550,873	552,043
Accumulated other comprehensive (deficit) income	(968)	(883)
Accumulated deficit	(16,245)	(13,685)
Total Hudson Pacific Properties, Inc. stockholders’ equity	679,000	625,313
Non-controlling common units in the Operating Partnership	59,058	63,356
TOTAL EQUITY	738,058	688,669
TOTAL LIABILITIES AND EQUITY	$1,160,500	$1,152,791

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,

	2012	2011
Revenues
Office
Rental	$22,380	$17,514
Tenant recoveries	5,374	4,963
Parking and other	2,114	3,155
Total office revenues	29,868	25,632
Media & entertainment
Rental	5,451	5,480
Tenant recoveries	248	343
Other property-related revenue	2,624	3,271
Other	40	78
Total media & entertainment revenues	8,363	9,172
Total revenues	38,231	34,804

Operating expenses
Office operating expenses	11,356	10,274
Media & entertainment operating expenses	4,770	5,179
General and administrative	4,514	3,146
Depreciation and amortization	12,132	11,361
Total operating expenses	32,772	29,960

Income from operations	5,459	4,844
Other expense (income)
Interest expense	4,891	4,642
Interest income	(5)	(8)
Acquisition-related expenses	61	—
Other expenses (income)	44	117
	4,991	4,751

Net income	$468	$93

Less: Net income attributable to preferred stock and units	(3,231)	(2,027)
Less: Net income attributable to restricted shares	(78)	(62)
Less: Net income attributable to non-controlling interest in consolidated real estate entities	—	(813)
Add: Net loss attributable to common units in the Operating Partnership	203	299
Net loss attributable to Hudson Pacific Properties, Inc. shareholders	$(2,638)	$(2,510)
Net loss attributable to shareholders’ per share - basic and diluted	$(0.08)	$(0.11)
Weighted average shares of common stock outstanding - basic and diluted	33,320,450	21,949,118
Dividends declared per common share	$0.125	$0.125

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Funds From Operations (FFO) (1)
Net (loss) income	468	93
Adjustments:
Depreciation and amortization of real estate assets	12,132	11,361
Less: Net loss (income) attributable to non-controlling interest in consolidated real estate entities	—	(813)
Less: Net income attributable to preferred stock and units	(3,231)	(2,027)
FFO to common shareholders and unit holders	9,369	8,614
Specified items impacting FFO:
Acquisition-related expenses	61	—
Master Halco termination revenue	—	(2,744)
Master Halco non-cash write-off	—	716
FFO (after specified items) to common shareholders and unit holders	9,430	6,586

Weighted average common shares/units outstanding - diluted	36,454	25,060
FFO per common share/unit - diluted	0.26	0.34
FFO (after specified items) per common share/unit - diluted	0.26	0.26

Adjusted Funds From Operations (AFFO) (1)
FFO	9,369	8,614
Adjustments:
Straight-line rent	(1,563)	(876)
Amortization of prepaid rent (2)	314	275
Amortization of above market and below market leases, net	(370)	(93)
Amortization of below market ground lease	62	80
Amortization of lease buy-out costs	23	339
Amortization of deferred financing costs and loan premium/discount, net	304	86
Recurring capital expenditures, tenant improvements and lease commissions	(2,004)	(1,228)
Non-cash compensation expense	1,229	720
AFFO	7,364	7,917

Dividends paid to common stock and unit holders	4,559	2,381
AFFO payout ratio	61.9%	30.1%

______________________________

(1)	See page 18 for Management Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of March 31, 2012.

			Annual			Balance at
Debt	Outstanding	Interest Rate (1)	Debt Service (1)	Maturity Date		Maturity
Secured Revolving Credit Facility	$10,000	LIBOR+2.50% to 3.25%	$ --	6/29/2013		$ --
Mortgage loan secured by 625 Second Street (2)	33,700	5.85%	1,999	2/1/2014		33,700
Mortgage loan secured by 6922 Hollywood Boulevard (3)	41,960	5.58%	3,230	1/1/2015		39,422
Mortgage loan secured by Sunset Gower/Sunset Bronson (4)	92,000	LIBOR+3.50%	--	2/11/2016		89,681
Mortgage loan secured by Rincon Center	108,647	5.136%	7,195	5/1/2018		97,673
Mortgage loan secured by First Financial	43,000	4.58%	2,002	2/1/2022		36,799
Mortgage loan secured by 10950 Washington (5)	29,970	5.316%	2,003	3/11/2022	99,719	24,632
Subtotal	$359,277
Unamortized loan premium, net (6)	1,774
Total	$361,051

______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was assumed on September 1, 2011 in connection with the closing of our acquisition of 625 Second Street property.

(3)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property.

(4)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through its maturity on February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42.0 million of the loan through its maturity on February 11, 2016.

(5)
The loan bears interest only for the first two years. Beginning with the payment due March 1, 2014, monthly debt service will include principal payments based on a 30-year amortization schedule, for total annual debt service of $2,639.

(6)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 625 Second Street and 6922 Hollywood Boulevard.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

County	Number of Properties	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annualized Base Rent (3)	Annualized Base Rent Per Leased Square Foot (4)

San Francisco	6	2,216,545	61.9%	89.6%	$47,826,703	$24.08

Los Angeles	7	920,261	25.7%	93.5%	29,733,070	34.57

Orange County	1	333,922	9.3%	77.9%	6,391,023	24.56

San Diego	1	112,300	3.1%	80.0%	1,446,991	16.11

	15	3,583,028	100%	89.2%	$85,397,787	$26.72

______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2012, divided by (ii) total square feet, expressed as a percentage.

(3)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2012, by (ii) 12.

(4)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of March 31, 2012.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annual Base Rent (3)	Annual Base Rent Per Leased Square Foot (4)

Sunset Gower	549,792	63.7%	64.8%	$10,994,885	$30.85

Sunset Bronson	313,723	36.3%	76.9%	9,725,908	40.32

	863,515	100.0%	69.2%	$20,720,793	$34.67

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated leasable square feet, which may be less or more than the BOMA rentable area. Square footage may change over time due to remeasurement or releasing. On December 16, 2011 we acquired 20,261 square feet of office property located at 6050 Sunset and 1445 Beechwood, ancillary to our Sunset Gower property. Those acquisitions are reflected in the square footage for Sunset Gower as of December 16, 2011 on a weighted average basis. As of December 31, 2011, the square footage for Sunset Gower and Sunset Bronson totaled 878,196 square feet, including those acquisitions. Since the percent occupied is determined on a weighted average basis for the 12 months ended March 31, 2012, the square footage for 6050 Sunset and 1445 Beechwood is also included in the square footage for the media and entertainment properties on a weighted average basis.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended March 31, 2012.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended March 31, 2012, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2012.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS (1)

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent (2)	Percent of Annualized Base Rent
Bank of America (3)	1	1	Various	832,549	23.2%	$9,409,853	11.0%
AIG (4)	1	1	Various	166,757	4.7%	6,894,564	8.1%
AT&T	1	1	8/31/2013	155,964	4.4%	5,850,333	6.8%
Fox Interactive Media, Inc.	1	1	3/31/2017	104,897	2.9%	4,384,484	5.1%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	3.2%	4,246,778	5.0%
GSA - U.S. Corps of Engineers	1	1	2/19/2017	89,995	2.5%	3,260,240	3.8%
NFL Enterprises	1	1	3/31/2015	104,589	2.9%	3,250,922	3.8%
Kondaur Capital Corp.	1	1	3/31/2013	125,208	3.5%	3,185,292	3.7%
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	3.2%	3,069,070	3.6%
Trailer Park, Inc.	1	1	9/30/2018	72,101	2.0%	2,788,967	3.3%
Total	10	10		1,880,018	52.5%	$46,340,503	54.2%

______________________________

(1)	Top Ten Largest Office Tenants is determined by Annualized Base Rental Income as of March 31, 2012.

(2)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2012, by (ii) 12.

(3)
Bank of America lease expiration by square footage: (1) 50,948 sf at 12/31/2012; (2) 236,522 sf at 12/31/2013 (right of early termination); (3) 331,197 sf at 12/31/2015 (right of early termination); and (4) 213,882 sf at 12/31/2017.

(4)
AIG has exercised an early termination right with respect to 18,364 square feet at Rincon Center, which expiration will become effective on July 31, 2012. The remaining 148,393 square feet under their lease is scheduled to expired on July 31, 2017.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	88,332
Number of leases	14

Gross New Leasing Activity
Rentable square feet	73,356
New cash rate	$35.02
Number of leases	8

Gross Renewal Leasing Activity
Rentable square feet	14,976
Renewal cash rate	$29.64
Number of leases	6

Net Absorption
Leased rentable square feet	67,223

Cash Rent Growth (1)
Expiring Rate	$30.52
New/Renewal Rate	$34.33
Change	12.5%

Straight-Line Rent Growth (2)
Expiring Rate	$29.53
New/Renewal Rate	$36.59
Change	23.9%

Weighted Average Lease Terms
New (in months)	97
Renewal (in months)	35

Tenant Improvements and Leasing Commissions (3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$33.81	$4.19
Renewal leases	$10.89	$3.78
Blended	$29.92	$4.16
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS - ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent (1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot (2)	Annualized Base Rent Per Lease Square Foot at Expiration (3)
Available	315,051	8.8%	$—	—	$—	$—
2012	240,708	6.7%	6,244,603	7.1%	25.94	25.98
2013	732,147	20.4%	18,218,862	20.8%	24.88	25.36
2014	150,934	4.2%	4,957,345	5.7%	32.84	34.27
2015	502,145	14.0%	8,833,654	10.1%	17.59	19.39
2016	235,298	6.6%	6,971,898	8.0%	29.63	32.98
2017	709,191	19.8%	20,886,067	23.9%	29.45	31.4
2018	134,471	3.8%	4,584,501	5.2%	34.09	39.62
2019	229,127	6.4%	6,884,266	7.9%	30.05	34.76
2020	211,000	5.9%	6,929,269	7.9%	32.84	46.13
2021	—	—%	—	—%	—	—
Thereafter	31,261	0.9%	887,324	1.0%	28.38	40.73
Building management use	20,241	0.5%	—	—%	—	—
Signed leases not commenced	71,454	2.0%	2,064,630	2.4%	28.89	44.22
Total/Weighted Average	3,583,028	100.0%	$87,462,419	100.0%	$26.76	$27.13

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2012, by (ii) 12.

(2)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of March 31, 2012.

(3)
Annualized base rent per leased square foot at expiration for the office properties is calculated as (i) annualized base rent at expiration divided by (ii) square footage under lease as of March 31, 2012.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS

	Q2 2012		Q3 2012		Q4 2012		Q1 2013
County	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)	Expiring SF	Rent per SF (1)
San Francisco
Rincon Center	2,369	$24.30	53,816	$45.43	989	$66.95	1,377	$38.00
1455 Market Street	—	—	41,321	1.09	50,948	12.36	100	69.93
875 Howard Street	—	—	—	—	—	—	—	—
222 Kearny Street	2,092	29.50	4,330	53.45	1,827	47.27	8,831	42.58
625 Second Street	—	—	—	—	—	—	—	—
275 Brannan Street	—	—	—	—	—	—	—	—
Subtotal	4,461	$26.74	99,467	$27.36	53,764	$14.55	10,308	$42.23

Los Angeles
First Financial	772	$29.66	—	$—	1,348	$31.83	4,438	$38.21
Technicolor Building	—	—	—	—	—	—	—	—
Del Amo Office Building	—	—	—	—	—	—	—	—
9300 Wilshire	150	37.12	—	—	1,087	37.08	432	36.11
10950 Washington	425	31.06	—	—	—	—	—	—
604 Arizona	—	—	44,260	36.54	—	—	—	—
6922 Hollywood	—	—	2,222	38.56	—	—	—	—
Subtotal	1,347	$30.93	46,482	$36.63	2,435	$34.17	4,870	$38.02

Orange
City Plaza	8,618	$23.85	9,202	$27.40	—	$—	127,337	$25.42
Subtotal	8,618	$23.85	9,202	$27.40	—	$—	127,337	$25.42

San Diego
Tierrasanta	—	$—	14,932	$22.52	—	$—	—	$—
Subtotal	—	$—	14,932	$22.52	—	$—	—	$—

Total	14,426	$25.41	170,083	$29.47	56,199	$15.40	142,515	$27.07

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2012, by (ii) 12.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet (1)	of Percent of Total
Business Services	79,109	2.7%
Educational	120,396	4.1%
Financial Services	1,089,524	19.5%
Insurance	180,964	8.4%
Legal	144,738	5.0%
Media & Entertainment	453,339	18.0%
Other	63,875	1.0%
Real Estate	63,320	2.5%
Retail	201,945	6.2%
Technology	501,393	21.1%
Advertising	115,735	3.7%
Government	125,447	5.8%
Healthcare	56,738	2.0%
Total	3,196,523	100.0%

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(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
First Quarter 2012 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.